UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2021 (July 27, 2021)

UNRIVALED BRANDS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54258	26-3062661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3242 S. Halladay St., Suite 202

Santa Ana, CA 92705

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 909-5564

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Note Termination and Exchange Agreement

On July 27, 2021, Unrivaled Brands, Inc. (the “Company”) entered into a Note Termination and Exchange Agreement (the “Exchange Agreement”) with Arthur Chan, pursuant to which the Company issued to Mr. Chan 4,548,006 shares (the “Exchange Shares”) of the Company’s common stock (“Common Stock”) at a price of $0.23 per share as payment in full of the principal, interest and fees payable under the Secured Promissory Note issued by the Company to Mr. Chan on January 10, 2020 in the original principal amount of $1,000,000. As a result, the Secured Promissory Note is no longer outstanding.

Promissory Note

Contemporaneously with the execution of the Exchange Agreement, the Company issued to Mr. Chan a Promissory Note (the “New Note”) in the original principal amount of $2,500,000 (the “Face Amount”). The New Note bears an interest rate of 8% and matures on July 26, 2024 unless accelerated due to an event of default. The Company has the right to prepay the New Note at any time upon three business days’ prior notice to Mr. Chan.

The New Note contains standard and customary terms concerning events of default. Events of default include, among other things, any failure to make payments when due, failure to observe or perform material covenants or agreements contained in the New Note or any other agreement between the Company and Mr. Chan, a breach of any representations and warranties set forth in the New Note or any other transaction document executed contemporaneously with the New Note, and the bankruptcy or insolvency of the Company. If any event of default occurs, the full principal amount, together with interest and other amounts owing in respect thereof through the date of acceleration shall become immediately due and payable in cash five days after notice of the event of default is delivered to Mr. Chan. If the Company fails to pay such amount within such five-day period, the Company must pay a default penalty equal to 2% of the Face Amount per month until the event of default is cured.

In connection with the issuance of the New Note, the Company paid Mr. Chan a loan origination fee in the amount of $50,000.

There is no material relationship between the Company or its affiliates and Mr. Chan other than in respect of the transactions contemplated by the Exchange Agreement and the New Note.

Employment Agreements

Francis Knuettel II

On July 27, 2021, the Company entered into an Amendment to Amended and Restated Executive Employment Agreement (the “Knuettel Amendment”) with Francis Knuettel II, which amends the Amended and Restated Executive Employment Agreement between the Company and Mr. Knuettel, dated as of June 7, 2021, to change Mr. Knuettel’s title from “Chief Executive Officer and President” to “Chief Executive Officer”.

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Oren Schauble

On July 27, 2021 (the “Schauble Commencement Date”), the Company entered into an Executive Employment Agreement (the “Schauble Employment Agreement”) with Oren Schauble, appointing Mr. Schauble as the Company’s President. The term of the Schauble Employment Agreement begins on the Schauble Commencement Date and continues until terminated by the Company or Mr. Schauble pursuant to the terms thereof. Mr. Schauble’s annual base compensation pursuant to the Schauble Employment Agreement is Two Hundred Fifty Thousand Dollars ($250,000) and he is eligible to receive an annual cash bonus, with the target amount of such annual bonus equal to 50% of his base compensation in the year to which the annual bonus relates; provided that the actual amount of the annual bonus may be greater or less than the target bonus. The annual bonus will be based on performance and achievement by the Company and individual goals and objectives agreed to by the Company’s Board of Directors or Compensation Committee and Mr. Schauble.

Mr. Schauble is also eligible to receive a performance stock grant (the “Schauble Performance Grant”), with the target amount of the Schauble Performance Grant equal to seven hundred and fifty thousand (750,000) shares of Common Stock (the “Schauble Target Grant”); provided that the actual amount of the Schauble Performance Grant may be greater or less than the Schauble Target Grant based on performance and achievement of Company and individual goals and objectives as as set forth in the Schauble Employment Agreement.

If (i) Mr. Schauble’s employment with the Company is terminated by the Company other than for cause (as defined in the Schauble Employment Agreement), death or “permanent and total disability” or (ii) Mr. Schauble resigns for good reason (as defined in the Schauble Employment Agreement), then he shall be entitled to severance benefits in an amount equal to 50% of his then current base compensation, less any taxes and withholding as may be necessary pursuant to law, to be paid in accordance with the Company’s normal payroll practices, but in no event less frequently than monthly, paid in equal installments over a 6-month period.

On July 27, 2021, the Company also entered into an Indemnification Agreement (the “Schauble Indemnification Agreement”) with Mr. Schauble. Pursuant to the Schauble Indemnification Agreement, among other things, the Company has agreed to hold harmless and indemnify Mr. Schauble to the fullest extent permitted by law, including indemnification of expenses such as attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by him in any proceeding arising out of his services as an officer of the Company.

The foregoing descriptions of the Exchange Agreement, the New Note, the Knuettel Amendment, the Schauble Employment Agreement, and the Schauble Indemnification Agreement are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, and 10.5, respectively, to this Current Report on Form 8-K (this “Report”) and which are incorporated by reference herein in their entirety.

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above relating to the New Note and the transactions contemplated thereby is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above relating to the Exchange Agreement and the transactions contemplated thereby is incorporated herein by reference. The Exchange Shares to be issued pursuant to the Exchange Agreement will be offered and sold in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act. Appropriate restrictive legends will be affixed to the Exchange Shares.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2021, the Company’s Board of Directors appointed Mr. Schauble, age 36, as the Company’s President. Mr. Schauble was the Company’s Chief Commercial Officer from July 1, 2021 until July 27, 2021. Mr. Schauble was previously the President and Vice President of Product of UMBRLA, Inc. from July 2019 until July 2021. Prior to that, Mr. Schauble was a partner at Guinn Partners, an aerospace consulting company, from July 2018 until July 2019, and the Vice President of Sales and Marketing at Hanger Technology, an aerospace software company, from July 2016 until July 2018.

Upon the appointment of Mr. Schauble as President, Mr. Knuettel was removed from that position.

The information set forth in Item 1.01 above relating to the Knuettel Amendment, the Schauble Employment Agreement, and the Schauble Indemnification Agreement and the transactions contemplated thereby, is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 27, 2021, the Company’s Board of Directors amended and restated the Company’s Bylaws (the “Amendment”) to amend certain duties of the Company’s Chief Executive Officer and President, effective immediately.

The foregoing description of the Amendment is a summary and is qualified in its entirety by reference to the provisions of the Amendment filed as Exhibit 3.3 to this Report, which is incorporated by reference herein.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.3	Seconded Amended and Restated Bylaws
10.1	Note Termination and Exchange Agreement between Unrivaled Brands, Inc. and Arthur Chan, dated July 27, 2021
10.2	Promissory Note issued by Unrivaled Brands, Inc. in favor of Arthur Chan, dated July 27, 2021
10.3	Amendment to Amended and Restated Executive Employment Agreement between Unrivaled Brands, Inc. and Francis Knuettel II, dated July 27, 2021
10.4	Executive Employment Agreement between Unrivaled Brands, Inc. and Oren Schauble, dated July 27, 2021
10.5	Indemnification Agreement between Unrivaled Brands, Inc. and Oren Schauble, dated July 27, 2021

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNRIVALED BRANDS, INC.

Date: August 2, 2021	By:	/s/ Francis Knuettel II
Francis Knuettel II
Chief Executive Officer

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